Registration No. 333-

As filed with the Securities and Exchange Commission on August 9, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(Address, including zip code, of registrant’s principal executive offices)

Oxford Health Plans, Inc. Deferred Compensation Plan

Oxford Health Plans, Inc. 2002 Non-Employee Director Stock Option Plan

Oxford Health Plans, Inc. 2002 Equity Incentive Compensation Plan

Oxford Health Plans, Inc. Daniel N. Gregoire Stock Option Agreement

Oxford Health Plans, Inc. Norman G. Payson Stock Option Agreement

Oxford Health Plans, Inc. 1997 Independent Contractor Stock Option Plan

Oxford Health Plans, Inc. 1992 Non-Employee Director Stock Plan

Oxford Health Plans, Inc. 1991 Stock Option Plan

(Full title of the plan)

David J. Lubben, Esq.

General Counsel and Secretary

UnitedHealth Group Incorporated

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(952) 936-1300

(Name, address and telephone number, including area code, of agent for service of process)

Copy to:

Jonathan B. Abram, Esq.

Dorsey & Whitney LLP

50 South Sixth Street

Suite 1500

Minneapolis, Minnesota 55402

(612) 340-2600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	159,110	$61.245	$9,744,692	$1,235

(1)	The shares being registered consist of additional shares issuable under the Oxford Health Plans, Inc. Deferred Compensation Plan, the Oxford Health Plans, Inc. 2002 Non-Employee Director Stock Option Plan, the Oxford Health Plans, Inc. 2002 Equity Incentive Compensation Plan, the Oxford Health Plans, Inc. Daniel N. Gregoire Stock Option Agreement, the Oxford Health Plans, Inc. Norman G. Payson Stock Option Agreement, the Oxford Health Plans, Inc. 1997 Independent Contractor Stock Option Plan, the Oxford Health Plans, Inc. 1992 Non-Employee Director Stock Plan and the Oxford Health Plans, Inc. 1991 Stock Option Plan.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the terms of the plans.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant’s Common Stock traded on the New York Stock Exchange as reported on the consolidated reporting system on August 6, 2004.

Explanatory Note

Pursuant to Instruction E of Form S-8, this Registration Statement on Form S-8 relates to the registration of an additional 159,110 shares of the registrant’s common stock that are issuable under eight stock-based employee benefit plans of Oxford Health Plans, Inc. (the “Plans”), which were assumed by the registrant in connection with the merger of Oxford Health Plans, Inc. and Ruby Acquisition LLC, a wholly owned subsidiary of the registrant. The registrant has previously registered 7,436,793 shares of its common stock for issuance under the Plans under a Registration Statement on Form S-8 (File No. 333-117769) filed with the Commission on July 30, 2004, the contents of which are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
5	Opinion of David J. Lubben, General Counsel of UnitedHealth Group Incorporated, regarding legality of the securities to be issued.
15	Letter Regarding Unaudited Interim Financial Information of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of David J. Lubben, General Counsel of UnitedHealth Group Incorporated (included in Exhibit 5 to this Registration Statement).

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, on August 9, 2004, 2004.

UNITEDHEALTH GROUP INCORPORATED

By	/s/ David J.Lubben
David J. Lubben
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 9, 2004

/s/ William W. McGuire,M.D. William W. McGuire, M.D.	Chief Executive Officer and Director (principal executive officer)

/s/ Patrick J. Erlandson Patrick J. Erlandson	Chief Financial Officer (principal financial and accounting officer)

* William C. Ballard, Jr	Director

* Richard T. Burke	Director

* James A. Johnson	Director

* Thomas H. Kean	Director

* Douglas W. Leatherdale	Director

* Stephen J. Hemsley	Director

* Mary O. Mundinger	Director

* Robert L. Ryan	Director

* Donna E. Shalala	Director

* William G. Spears	Director

* Gail R. Wilensky	Director

*By:	/s/ David J. Lubben
David J. Lubben
As Attorney-In-Fact

Exhibit Index to

Form S-8

Exhibit Number	Description
5	Opinion of David J. Lubben, General Counsel of UnitedHealth Group Incorporated, regarding legality of the securities to be issued.

15	Letter Regarding Unaudited Interim Financial Information of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of David J. Lubben, General Counsel of UnitedHealth Group Incorporated (included in Exhibit 5 to this Registration Statement).

24	Power of Attorney.